Company / Investor Contact: Marge Boccuti Manager, Investor Relations 610-832-7702 marge.boccuti@bdnreit.com

Brandywine Realty Trust Announces $0.30 FFO per Diluted Share for the Fourth Quarter 2014 and
$1.34 for 2014; Increases 2015 Guidance Range to $1.39 - $1.48 per Diluted Share

Radnor, PA, February 4, 2015 - Brandywine Realty Trust (NYSE:BDN), a real estate investment trust focused on the ownership, management and development of urban, town center office properties in the mid-Atlantic region and other select markets throughout the United States, today reported its financial and operating results for the three and twelve-month periods ended December 31, 2014.

“During 2014, we made excellent progress on our operating platform, development projects and balance sheet goals,” stated Gerard H. Sweeney, President and Chief Executive Officer for Brandywine Realty Trust. “We achieved our operating goals, including our portfolio being over 91% occupied and 93% leased. We significantly lowered our forward leasing rollover through our early renewal program as well as significantly lengthened our lease terms. Our development projects, including FMC Tower at Cira Centre South in Philadelphia, Pennsylvania and Encino Trace in Austin, Texas, continue to make good progress and will be key drivers for continued growth. Our August common equity offering and subsequent liability management transactions, including our first 15 year unsecured bond issuance, help strengthen the Company’s balance sheet to support our 2015 business plan. Based on our continued solid operating performance, we are increasing the lower end our 2015 FFO guidance range by $0.01 from $1.38 to $1.48 per diluted share to $1.39 to $1.48 per diluted share.”

Financial Highlights - Fourth Quarter

▪
Funds from Operations (FFO) available to common shares and units in the fourth quarter of 2014 totaled $54.1 million or $0.30 per diluted share versus $46.8 million or $0.29 per diluted share in the fourth quarter of 2013. FFO for the fourth quarter of 2014 was impacted by a $5.1 million loss on the early extinguishment of debt and $0.4 million of various transaction costs. FFO for the fourth quarter of 2013 was impacted by a $1.0 million loss on the early extinguishment of debt and $1.8 million of various transaction costs. Our fourth quarter 2014 payout ratio ($0.15 common share distribution / $0.30 FFO per diluted share) was 50.0%.

▪
Net loss allocated to common shares totaled $3.6 million or ($0.02) per share in the fourth quarter of 2014 compared to a net income of $19.0 million or $0.12 per diluted share in the fourth quarter of 2013.

▪
In the fourth quarter of 2014, due to our accelerated renewal program, our revenue maintaining capital expenditures totaled $32.9 million which along with other adjustments to FFO, resulted in $19.7 million or $0.11 per diluted share of Cash Available for Distribution (CAD). In the fourth quarter of 2013, our revenue maintaining capital expenditures totaled $20.0 million and resulted in $24.2 million or $0.15 per diluted share of CAD. Our fourth quarter 2014 CAD payout ratio was 136% ($0.15 common share distribution / $0.11 CAD per diluted share).

▪	Our weighted-average fully-diluted shares and units outstanding increased to 182.1 million from 160.0 million for the three months ended December 31, 2014 and 2013, respectively.

Financial Highlights - Full Year 2014

▪
Our FFO available to common shares and units in 2014 totaled $227.7 million or $1.34 per diluted share versus $210.4 million or $1.35 per diluted share in 2013. FFO for 2014 was impacted by (i) $8.9 million loss on the early extinguishment of debt (ii) G&A expense includes $0.6 million due to employee severance costs, (iii) $1.2 million

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gain on the sale of a vacant land parcel, (iv) $0.8 million of unrecovered weather-related costs, primarily snow removal, and (v) $0.7 million of transaction costs associated with various jointventure and wholly-owned acquisitions. FFO for 2013 was impacted by a $2.2 million loss on the early extinguishment of debt and $2.1 million of various transaction costs included within G&A expense. Our 2014 FFO payout ratio ($0.60 common share distribution / $1.35 FFO per diluted share) was 44.4%.

▪	Net loss allocated to common shares totaled ($0.3) million or $0.00 per diluted share in 2014 compared to net income of $35.5 million or $0.23 per diluted share in 2013.

▪
In 2014, our revenue maintaining capital expenditures totaled $84.4 million which along with other adjustments to FFO, resulted in $117.0 million or $0.69 per diluted share of CAD. In 2013, we incurred $67.0 million of revenue maintaining capital expenditures which resulted in $114.8 million, or $0.73 per diluted share of CAD. Our 2014 CAD payout ratio was 87.0% ($0.60 common share distribution / $0.69 CAD per diluted share).

▪	Our weighted-average fully-diluted shares and units outstanding increased to 169.4 million from 156.2 million for 2014 and 2013, respectively.

Portfolio Highlights

▪
At December 31, 2014, our core portfolio of 193 properties comprising 23.3 million square feet was 91.4% occupied and we are now 93.3% leased (reflecting new leases commencing after December 31, 2014).

▪
In the fourth quarter of 2014, our Net Operating Income (NOI) excluding termination revenues and other income items increased 1.4% on a GAAP basis and 2.0% on a cash basis for our 189 same store properties. For the full year 2014, our NOI excluding termination revenues and other income items increased 2.5% on a GAAP basis and 4.5% on a cash basis.

▪
We leased approximately 1.0 million square feet and commenced occupancy on over 1.1 million square feet during the fourth quarter of 2014. The fourth quarter occupancy activity includes 334,000 square feet of renewals, 679,000 square feet of new leases and 157,000 square feet of tenant expansions. We have an additional 442,000 square feet of executed new leasing scheduled to commence subsequent to December 31, 2014.

▪
We achieved an 86.1% tenant retention ratio in our core portfolio with net absorption of 600,000 square feet during the fourth quarter of 2014. Fourth quarter rental rate growth decreased 1.1% as our renewal rental rates increased 4.7% and our new lease/expansion rental rates decreased 3.2%, both on a GAAP basis. For the full year 2014, rental rate growth increased 8.5% as our renewal rental rates increased 11.8% and our new lease/expansion rental rates increased 2.5%, both on a GAAP basis.

Investment Highlights

▪
Subsequent to quarter end, on January 8, 2015, we sold two office buildings in Mount Laurel, New Jersey and Cherry Hill, New Jersey for $28.3 million, or $128 per square foot, and the properties were 93.4% occupied. We will realize a $9.0 million gain in the first quarter of 2015.

▪
As previously announced, we formed a 50/50 joint venture partnership with LCOR/CalSTRS for a mixed-use development located at 1919 Market Street in Philadelphia, Pennsylvania. As planned, construction began in the fourth quarter on the 29-story, 455,000 square foot mixed-use development consisting of 321 luxury rental apartments, structured parking for 215 cars, office and retail, of which 90% is pre-leased to Independence Blue Cross and CVS.

▪
As previously announced, during the fourth quarter, our existing Austin Joint Venture (the “Venture”) with DRA Advisors LLC (“DRA”) acquired River Place, which consists of seven Class A office buildings totaling 590,900 square feet and two parking structures in Austin and is currently 90% leased. To facilitate an expedited closing, Brandywine provided $88.0 million short-term financing to the Venture at 4% until a permanent secured financing was obtained. The permanent financing and the repayment of our short term note occurred on January 30, 2015.

Brandywine Energy Star Awards

▪
During the fourth quarter, Brandywine earned 21 U.S. Environmental Protection Agency (EPA) 2014 Energy Star awards for a total of 25 new stars and 58 re-certifications year-to-date. We currently have 138 owned or managed Energy Star-rated buildings (representing over 71% of our overall inventory) encompassing nearly 21.4 million square feet.

Capital Market Highlights

▪	On October 16, 2014, we redeemed $143.5 million of its 5.40% Guaranteed Notes due November 1, 2014 and $114.9 million of its 7.50% Guaranteed Notes due May 15, 2015.

Capital Markets Metrics

▪
At December 31, 2014, our net debt to gross assets measured 38.8%, reflecting no outstanding balance on our $600.0 million unsecured revolving credit facility and $257.5 million of cash and cash equivalents on hand.

▪
For the quarter ended December 31, 2014, we had a 2.9 EBITDA to interest coverage ratio and, inclusive of our repaid $88.0 million note, a 6.5 ratio of net debt to annualized quarterly consolidated EBITDA.

Distributions
On December 9, 2014, our Board of Trustees declared a quarterly dividend distribution of $0.15 per common share that was paid on January 20, 2015 to shareholders of record as of January 6, 2015. Our Board also declared a quarterly dividend distribution of $0.43125 for each 6.90% Series E Cumulative Redeemable Preferred Share that was paid on January 15, 2015 to holders of record as of December 30, 2014.
2015 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we estimate that full year 2015 FFO per diluted share will be in a range of $1.39 to $1.48. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2015 FFO and earnings per diluted share:

Guidance for 2015	Range
Earnings per diluted share allocated to common shareholders	$0.12	to	$(0.02)
Plus: real estate depreciation and amortization	1.27		1.36

FFO per diluted share	$1.39	to	$1.34

Less: non-cash tax credit financing income	$(0.11)		$(0.11)

Adjusted FFO per diluted share	$1.28	to	$1.23
Our 2015 FFO guidance does not include income arising from the sale of undepreciated real estate. Our 2015 earnings and FFO per diluted share each reflect $0.11 per diluted share of non-cash income attributable to the fifth of five annual recognitions of 20% of the net benefit of the rehabilitation tax credit financing and one-time non-cash income from a new market tax credit, which are related to the 30th Street Post Office and Cira South Garage respectively. Other key assumptions include:

•	Occupancy improving to a range of 92 - 93% by year-end 2015 with 93.5 - 94.5% leased;

•	6.0 - 8.0% GAAP increase in overall lease rates with a resulting 3.0 - 5.0% increase in 2015 same store NOI

GAAP;

•	2.0 - 4.0% increase in 2015 same store cash NOI growth;

•	$250.0 million of aggregate acquisition activity at an assumed 7.0% GAAP capitalization rate;

•	$180.0 million of aggregate sales activity at an assumed 8.5% GAAP capitalization rate; and

•	FFO per diluted share based on 182.8 million fully diluted weighted average common shares.

Non-GAAP Supplemental Financial Measures
We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO, NOI and CAD are non-GAAP financial measures, we believe that FFO, NOI and CAD calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.
Funds from Operations (FFO)
We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.
Net Operating Income (NOI)
NOI is a non-GAAP financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interests and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interests. In some cases, we also present NOI on a cash basis, which is NOI after eliminating the effect of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance, or as an alternative to cash flow from operating activities as a measure of our liquidity or ability to make cash distributions to shareholders.
Cash Available for Distribution (CAD)
CAD is a non-GAAP financial measure that is not intended as an alternative to cash flow from operating activities as determined under GAAP. CAD is presented solely as a supplemental disclosure with respect to liquidity because we believe it provides useful information regarding our ability to fund our distributions. Because other companies do not necessarily calculate CAD the same way as we do, our presentation of CAD may not be comparable to similarly titled measures provided by other companies.

Revenue Maintaining Capital Expenditures
Revenue maintaining capital expenditures, a non-GAAP financial measure, are a component of our CAD calculation and represent the portion of capital expenditures required to maintain our current level of funds available for distribution. Revenue maintaining capital expenditures include current tenant improvement and allowance expenditures for all tenant spaces that have been owned for at least one year, and that were not vacant during the twelve-month period prior to the date that the tenant improvement or allowance expenditure was incurred. Revenue maintaining capital expenditures also include other expenditures intended to maintain our current revenue base. Accordingly, we exclude capital expenditures related to development and redevelopment projects, as well as certain projects at our core properties that are intended to attract prospective tenants in order to increase revenues and/or occupancy rates.
Fourth Quarter Earnings Call and Supplemental Information Package
We will host a conference call on Thursday, February 5, 2015 at 9:00 a.m. EST. The conference call can be accessed by calling 1-800-683-1525 and referencing conference ID #41171638. Beginning two hours after the conference call, a taped replay of the call can be accessed 24 hours a day through Thursday, February 19, 2015 by calling 1-855-859-2056 and providing access code #41171638. In addition, the conference call can be accessed via a webcast located on our website at www.brandywinerealty.com.
We have prepared a supplemental information package that includes financial results and operational statistics related to the fourth quarter earnings report. The supplemental information package is available in the “Investor Relations - Financial Reports” section of our website at www.brandywinerealty.com.
Looking Ahead - First Quarter 2015 Conference Call
We anticipate we will release our first quarter 2015 earnings on Wednesday, April 22, 2015, after the market close and will host our first quarter 2015 conference call on Thursday, April 23, 2015 at 9:00 a.m. EDT. We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.
About Brandywine Realty Trust
Brandywine Realty Trust is one of the largest, publicly traded, full-service, integrated real estate companies in the United States. Organized as a real estate investment trust and operating in select markets, Brandywine owns, leases and manages an urban, town center office portfolio comprising 286 properties and 34.1 million square feet as of December 31, 2014. For more information, please visit www.brandywinerealty.com.
Forward-Looking Statements
Estimates of future earnings per share, FFO per share, common share dividend distributions and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our and our affiliates’ actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: our ability to lease vacant space and to renew or relet space under expiring leases at expected levels; competition with other real estate companies for tenants; the potential loss or bankruptcy of major tenants; interest rate levels; the availability of debt, equity or other financing; risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; unanticipated operating and capital costs; our ability to obtain adequate insurance, including coverage for terrorist acts; dependence upon certain geographic markets; and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which our tenants operate. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2013. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2014	2013
	(unaudited)
ASSETS
Real estate investments:
Operating properties	$4,603,692	$4,669,289
Accumulated depreciation	(1,067,829)	(983,808)
Operating properties, net	3,535,863	3,685,481
Construction-in-progress	201,360	74,174
Land inventory	90,603	93,351
Real estate investments, net	3,827,826	3,853,006
Cash and cash equivalents	257,502	263,207
Accounts receivable, net	18,757	17,389
Accrued rent receivable, net	134,051	126,295
Assets held for sale, net	18,295	—
Investment in real estate ventures, at equity	225,004	180,512
Deferred costs, net	125,224	122,954
Intangible assets, net	99,403	132,329
Notes receivable	88,000	7,026
Other assets	65,111	62,377
Total assets	$4,859,173	$4,765,095

LIABILITIES AND EQUITY
Mortgage notes payable	$654,590	$670,151
Unsecured term loans	200,000	450,000
Unsecured senior notes, net of discounts	1,596,718	1,475,230
Accounts payable and accrued expenses	96,046	83,693
Distributions payable	28,871	25,584
Deferred income, gains and rent	59,452	71,635
Acquired lease intangibles, net	26,010	34,444
Liabilities related to assets held for sale	602	—
Other liabilities	37,558	32,923
Total liabilities	2,699,847	2,843,660

Brandywine Realty Trust's equity:
Preferred shares - Series E	40	40
Common shares	1,793	1,566
Additional paid-in capital	3,314,693	2,971,596
Deferred compensation payable in common stock	6,219	5,407
Common shares held in grantor trust	(6,219)	(5,407)
Cumulative earnings	529,487	522,528
Accumulated other comprehensive loss	(4,607)	(2,995)
Cumulative distributions	(1,700,579)	(1,592,515)
Total Brandywine Realty Trust's equity	2,140,827	1,900,220

Non-controlling interests	18,499	21,215
Total equity	2,159,326	1,921,435

Total liabilities and equity	$4,859,173	$4,765,095

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Revenue
Rents	$120,101	$114,333	$483,682	$461,387
Tenant reimbursements	20,822	18,492	84,879	79,087
Termination fees	1,030	1,551	8,000	4,497
Third party management fees, labor reimbursement and leasing	4,931	3,401	17,200	13,053
Other	926	881	3,221	4,186
Total revenue	147,810	138,658	596,982	562,210

Operating Expenses
Property operating expenses	44,718	40,985	177,330	160,406
Real estate taxes	12,677	12,973	51,844	55,612
Third party management expenses	1,658	1,646	6,791	5,751
Depreciation and amortization	50,796	47,721	208,569	197,021
General & administrative expenses	6,693	7,305	26,779	27,628
Total operating expenses	116,542	110,630	471,313	446,418

Operating income	31,268	28,028	125,669	115,792

Other income (expense)
Interest income	2,676	596	3,974	1,044
Historic tax credit transaction income	—	—	11,853	11,853
Interest expense	(29,492)	(30,248)	(124,329)	(121,937)
Amortization of deferred financing costs	(1,196)	(1,174)	(5,148)	(4,676)
Interest expense - financing obligation	(283)	(279)	(1,144)	(972)
Recognized hedge activity	—	—	(828)	—
Equity in income (loss) of real estate ventures	(57)	(93)	(790)	3,664
Net gain on disposition of real estate	203	—	4,901	—
Net gain (loss) on sale of undepreciated real estate	—	(8)	1,184	(137)
Net gain (loss) from remeasurement of investment in real estate ventures	—	(981)	458	6,866
Net gain (loss) on real estate venture transactions	—	25,921	(417)	29,604
Loss on early extinguishment of debt	(4,988)	(992)	(7,594)	(2,119)
Provision for impairment on assets held for sale	—	—	(1,765)	—

Net gain (loss) from continuing operations	(1,869)	20,770	6,024	38,982

Discontinued operations:
Income (Loss) from discontinued operations	—	(121)	18	825
Net gain on disposition of discontinued operations	—	353	900	3,382
Total discontinued operations	—	232	918	4,207

Net income (loss)	(1,869)	21,002	6,942	43,189

Net income from discontinued operations attributable to non-controlling interests - LP units	—	(3)	(10)	(55)
Net loss attributable to non-controlling interests - partners' share of consolidated real estate ventures	56	—	44	—
Net (income) loss from continuing operations attributable to non-controlling interests - LP units	34	(214)	(1)	(357)
Net (income) loss attributable to non-controlling interests	90	(217)	33	(412)

Net income (loss) attributable to Brandywine Realty Trust	(1,779)	20,785	6,975	42,777
Preferred share distributions	(1,725)	(1,725)	(6,900)	(6,900)
Nonforfeitable dividends allocated to unvested restricted shareholders	(81)	(85)	(349)	(363)

Net income (loss) attributable to common shareholders	$(3,585)	$18,975	$(274)	$35,514

PER SHARE DATA
Basic income (loss) per common share	$(0.02)	$0.12	$—	$0.23

Basic weighted-average shares outstanding	179,068,349	156,722,149	166,202,649	153,140,458

Diluted income (loss) per common share	$(0.02)	$0.12	$—	$0.23

Diluted weighted-average shares outstanding	179,068,349	158,187,817	166,202,649	154,414,311

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS AND CASH AVAILABLE FOR DISTRIBUTION
(unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013

Reconciliation of Net Income to Funds from Operations:
Net income (loss) attributable to common shareholders	$(3,585)	$18,975	$(274)	$35,514

Add (deduct):
Net income (loss) attributable to non-controlling interests - LP units	(34)	214	1	357
Nonforfeitable dividends allocated to unvested restricted shareholders	81	85	349	363
Net (gain) loss on real estate venture transactions	—	(25,921)	417	(29,604)
Net income from disc ops attributable to non-controlling interests - LP units	—	3	10	55
Net gain on disposition of real estate	(203)	—	(4,901)	—
Net gain on disposition of discontinued operations	—	(353)	(900)	(3,382)
Net (gain) loss from remeasurement of investment in real estate ventures	—	981	(458)	(6,866)
Provision for impairment on assets held for sale	—	—	1,765	—

Depreciation and amortization:
Real property - continuing operations	39,998	38,880	163,218	160,665
Leasing costs including acquired intangibles - continuing operations	10,732	8,806	45,159	36,216
Real property - discontinued operations	—	30	—	1,922
Leasing costs including acquired intangibles - discontinued operations	—	—	—	3
Company's share of unconsolidated real estate ventures	7,272	5,283	24,292	15,959
Partners' share of consolidated joint ventures	(37)	—	(225)	—

Funds from operations	$54,224	$46,983	$228,453	$211,202
Funds from operations allocable to unvested restricted shareholders	(163)	(168)	(791)	(830)

Funds from operations available to common share and unit holders (FFO)	$54,061	$46,815	$227,662	$210,372

FFO per share - fully diluted	$0.30	$0.29	$1.34	$1.35

Weighted-average shares/units outstanding - fully diluted	182,146,061	159,951,556	169,411,616	156,203,398

Distributions paid per common share	$0.15	$0.15	$0.60	$0.60

FFO payout ratio (distributions paid per common share/ FFO per diluted share)	50.0%	51.7%	44.8%	44.4%

CASH AVAILABLE FOR DISTRIBUTION (CAD):
Funds from operations available to common share and unit holders	$54,061	$46,815	$227,662	$210,372

Add (deduct):
Rental income from straight-line rent, including discontinued operations	(4,630)	(3,800)	(16,046)	(20,136)
Financing Obligation - 3141 Fairview Drive	(254)	(210)	(966)	(759)
Deferred market rental income, including discontinued operations	(1,171)	(1,777)	(6,377)	(7,180)
Company's share of unconsolidated real estate ventures' straight-line and deferred market rent	(831)	(810)	(2,985)	(1,665)
Historic tax credit transaction income	—	—	(11,853)	(11,853)
Straight-line ground rent and deferred market ground rent expense activity	22	223	89	1,541
Stock-based compensation costs	524	976	4,393	6,883
Fair market value amortization - mortgage notes payable	(433)	91	(1,733)	363
Losses on early extinguishment of debt	4,988	992	7,594	2,119
Recognized hedge activity	—	—	828	—
Acquisition-related costs	376	1,758	748	2,128
Sub-total certain items	(1,409)	(2,557)	(26,308)	(28,559)
Less: Revenue maintaining capital expenditures:
Building improvements	(3,856)	(4,313)	(6,239)	(6,715)
Tenant improvements	(21,955)	(12,567)	(59,290)	(38,336)
Lease commissions	(7,118)	(3,129)	(18,866)	(21,956)
Total revenue maintaining capital expenditures	(32,929)	(20,009)	(84,395)	(67,007)

Cash available for distribution (CAD)	$19,723	$24,249	$116,959	$114,806

CAD per share - fully diluted	$0.11	$0.15	$0.69	$0.73

Weighted-average shares/units outstanding - fully diluted	182,146,061	159,951,556	169,411,616	156,203,398

Distributions paid per common share	$0.15	$0.15	$0.60	$0.60

CAD payout ratio (distributions paid per common share / CAD per diluted share)	136.4%	100.0%	87.0%	82.2%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS - 4TH QUARTER
(unaudited and in thousands)

Of the 200 properties owned by the Company as of December 31, 2014, a total of 189 properties ("Same Store Properties") containing an aggregate of 21.2 million net rentable square feet were owned for the entire three-month periods ended December 31, 2014 and 2013. Average occupancy for the Same Store Properties was 90.0% during 2014 and 88.4% during 2013. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended December 31,
	2014	2013

Revenue
Rents	$107,100	$106,034
Tenant reimbursements	14,701	16,288
Termination fees	935	1,551
Other	759	599
Total revenue	123,495	124,472

Operating expenses
Property operating expenses	37,720	38,820
Real estate taxes	10,635	11,512

Net operating income	$75,140	$74,140

Net operating income - percentage change over prior year	1.3%

Net operating income, excluding net termination fees & other	$73,750	$72,704

Net operating income, excluding net termination fees & other - percentage change over prior year	1.4%

Net operating income	$75,140	$74,140
Straight line rents	(3,307)	(3,086)
Above/below market rent amortization	(706)	(1,469)
Non-cash ground rent	22	223

Cash - Net operating income	$71,149	$69,808

Cash - Net operating income - percentage change over prior year	1.9%

Cash - Net operating income, excluding net termination fees & other	$69,759	$68,372

Cash - Net operating income, excluding net termination fees & other - percentage change over prior year	2.0%

The following table is a reconciliation of Net Income to Same Store net operating income:

	Three Months Ended December 31,
	2014	2013

Net income:	$(1,869)	$21,002
Add/(deduct):
Interest income	(2,676)	(596)
Interest expense	29,492	30,248
Amortization of deferred financing costs	1,196	1,174
Interest expense - financing obligation	283	279
Equity in loss of real estate ventures	57	93
Loss from remeasurement of investment in a real estate venture	—	981
Net gain on real estate venture transactions	—	(25,921)
Net gain on disposition of real estate	(203)	—
Net loss on sale of undepreciated real estate	—	8
Loss on early extinguishment of debt	4,988	992
Depreciation and amortization	50,796	47,721
General & administrative expenses	6,693	7,305
Total discontinued operations	—	(232)

Consolidated net operating income	88,757	83,054
Less: Net operating income of non same store properties	(8,908)	(2,312)
Less: Eliminations and non-property specific net operating income	(4,709)	(6,602)

Same Store net operating income	$75,140	$74,140

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS - TWELVE MONTHS
(unaudited and in thousands)

Of the 200 properties owned by the Company as of December 31, 2014, a total of 188 properties ("Same Store Properties") containing an aggregate of 21.1 million net rentable square feet were owned for the entire twelve-month periods ended December 31, 2014 and 2013. Average occupancy for the Same Store Properties was 89.2% during 2014 and 87.7% during 2013. The following table sets forth revenue and expense information for the Same Store Properties:

	Twelve Months Ended December 31,
	2014	2013

Revenue
Rents	$423,424	$418,071
Tenant reimbursements	61,716	60,765
Termination fees	7,331	4,481
Other	2,176	2,863
Total revenue	494,647	486,180

Operating expenses
Property operating expenses	151,645	147,996
Real estate taxes	42,606	45,894

Net operating income	$300,396	$292,290

Net operating income - percentage change over prior year	2.8%

Net operating income, excluding net termination fees & other	$293,818	$286,599

Net operating income, excluding net termination fees & other - percentage change over prior year	2.5%

Net operating income	$300,396	$292,290
Straight line rents	(11,783)	(16,887)
Above/below market rent amortization	(4,561)	(5,765)
Non-cash ground rent	89	1,541

Cash - Net operating income	$284,141	$271,179

Cash - Net operating income - percentage change over prior year	4.8%

Cash - Net operating income, excluding net termination fees & other	$277,563	$265,488

Cash - Net operating income, excluding net termination fees & other - percentage change over prior year	4.5%

The following table is a reconciliation of Net Income to Same Store net operating income:

	Twelve Months Ended December 31,
	2014	2013

Net income:	$6,942	$43,189
Add/(deduct):
Interest income	(3,974)	(1,044)
Historic tax credit transaction income	(11,853)	(11,853)
Interest expense	124,329	121,937
Amortization of deferred financing costs	5,148	4,676
Interest expense - financing obligation	1,144	972
Recognized hedge activity	828	—
Equity in (income) loss of real estate ventures	790	(3,664)
Net gain on disposition of real estate	(4,901)	—
Net (gain) loss on sale of undepreciated real estate	(1,184)	137
Net gain from remeasurement of investment in RE ventures	(458)	(6,866)
Net (gain) loss on real estate venture transactions	417	(29,604)
Loss on early extinguishment of debt	7,594	2,119
Provision for impairment on assets held for sale	1,765	—
Depreciation and amortization	208,569	197,021
General & administrative expenses	26,779	27,628
Total discontinued operations	(918)	(4,207)

Consolidated net operating income	361,017	340,441
Less: Net operating income of non same store properties	(37,633)	(8,788)
Less: Eliminations and non-property specific net operating income	(22,988)	(39,363)
Same Store net operating income	$300,396	$292,290